EX-99.2

Record Date: April 13 2023
Speakers/Titles:
VIDEO CONTENT:

00:00:00:00 - 00:00:18:08
Speaker 1
My name is Andrés Rincon and I am Head ETF Sales and Strategy at TD Securities. We are one of the largest market makers in Canada here at TD and we make markets in a variety of ETFs all the wa.y from crypto fixed income equity to obviously commodities where we're fairly strong in that space.
VIDEO GRAPHICS: Introduction title page with music in the background. Andres Ricons Head of ETF Sales & Strategy TD Securities

00:00:19:02 - 00:00:21:06 Speaker 2 What is the role of an ETF market maker?	Question to appear on screen (no voice) What is the role of an ETF market maker?

00:00:21:14 - 00:00:42:16
Speaker 1
The market maker in Canada has a whole myriad of of responsibilities. And the way we look at it is look the ETF , or order for for it to trade on an exchange, you generally need a market maker to be in there. So you need bids and ask on an ETF on a daily basis.

00:00:42:16 - 00:01:03:02
Speaker 1
And one of our key responsibilities to make sure that there is pricing on every single ETF in Canada. For example, today we make markets on call it 1000 ETFs, roughly 95% of it that's traded in Canada. So it's a very important part that we as a market maker play in the Canadian ETF ecosystem. We also do the last line of defense.

00:01:03:15 - 00:01:26:13
Speaker 1
We make sure that whatever is happening in the market, whether there's a lot of volatility, there's been occasions in the market where we're able to arbitrage any dislocation. Also be able to put at least a bid in there in the market. So it’s a very, very important part of that ecosystem. And as the market maker, we're able to create and redeem and fund, which the individuals are not allowed to or don't do that generally speaking.

00:01:26:13 - 00:01:35:20
Speaker 1
So we pay, we play a very important part in providing liquidity to the market and the ability of the investor to trade in and out every day.

00:01:36:06 - 00:01:39:13 Speaker 2 What does a physically backed gold ETF market look like in Canada in the US?	Question to appear on screen (no voice) What does the physically backed gold ETF market look like in North America?

00:01:39:23 - 00:02:02:23
Speaker 1
So it's a it's a fairly robust market for physical gold ETF.  There is 31 ETFs give or take in North America when it comes to physical gold ETFs and there's a variety of issuers in the space.  There are about 20 plus ETFs in the US that cater to physical gold about $100 billion in AUM is what we're seeing there.

00:02:02:23 - 00:02:35:10
Speaker 1
And year to date, we've seen about $1.6 billion inflows in the US, specifically in Canada we have about $1.4 billion in AUM, in gold ETFs, about 11 ETFs or so. Inflows have been fairly flat in that space in Canada and in commodity general in Canada, we're seeing a lot of the money go to US ETFs specifically in the market in the US can be long only, but also leveraged and inverse.  In Canada, it’s mostly long only.

00:02:35:18 - 00:02:40:08 Speaker 2 How are the flows been in commodity ETFs and typically back gold ETFs been in Canada and us?	Question to appear on screen (no voice) How have the flows been in commodity and gold ETFs?

00:02:40:11 - 00:03:10:01
Speaker 1
If you look at commodities in general, not just gold, we are seeing very good inflows in the US, $1.7 billion.We are seeing about $100 million into broader commodity ETFs,the rest is really in gold ETF. So what's really key here is that when it comes to investors looking to invest in commodity ETFs, most of it is going to gold ETFs and this is in the US and in Canada it's fairly flat.

00:03:10:01 - 00:03:21:09
Speaker 1
I would say also across the board, the interest of commodity ETFs themselves, you have $143 billion in the US and Canada's 1.7, but flows are fairly flat also in Canada.

00:03:21:19 - 00:03:26:05 Speaker 2 And finally, what has been the demand for ESG ETFs and sustainable solutions.	Question to appear on screen (no voice) What has been the demand for ESG ETFs?

00:03:26:18 - 00:03:58:06
Speaker 1
It has been quite incredible. And let me let me start by saying that demand has slowed down a little bit over the last two years, but it has come through immense growth over the last couple of years. So we have 143 ESG ETFs in Canada, $12 billion in assets under management here in Canada. And what's really interesting is over the last few years in Europe has almost doubled every year, which is a pretty staggering number and obviously a very hard pace to continue to have.

00:03:58:21 - 00:04:17:19
Speaker 1
Last year, we saw only 28% growth, which and it's still very significant. This year to date, we're already well over half of what we had last year. So we're on pace to beat last year. So a very positive year when it comes to ESG, ETFs, where most of the flows are coming from institutional clients.

00:04:18:09 - 00:04:47:09
Speaker 2
The Franklin Responsibly sourced exchange traded fund provides exposure to physically backed gold from accredited refiners that are committed to international standards intended to ensure that gold is mined through verified supply chains.  Accredited refiners are required to demonstrate their efforts in environmental management, including the elimination of harmful chemicals and pollutants, and also combating money laundering, terrorist financing and human abuse rights.
Slides of FGLD on screen

00:04:47:17 - 00:04:57:02
Speaker 2
This can be an excellent solution for investors are looking for physically back gold exposure, but also want a sustainable and environmentally tilt to the portfolio.

Video of Bobby Eng Concluding slide with music fading away

Record Date: April 13 2023
Speakers/Titles:
VIDEO CONTENT: 00:00:00:00 - 00:00:06:02 Speaker 1 My name is BartMelek. I'm the managing director and global head of commodity strategy at TD Securities.	VIDEO GRAPHICS: Introduction title page with music in the background. Bart Melek Managing Director, Global Head of Commodity Strategy TD Securities

00:00:06:14 - 00:00:08:00
Speaker 2
How has gold performed year to date?

00:00:08:06 - 00:00:46:10
Speaker 1
Well, gold has done fabulously well, particularly if you consider the fact that at least at the start of the year, the Fed has been signaling fairly hawkish tendencies. The market was thinking that we are going to see rates move up considerably higher and gold continues to outperform. Even today we're at well over 2040. Gold is very much responding to not only monetary conditions that the market is looking at, but also very strong physical sales.

00:00:46:13 - 00:00:49:15 Speaker 2 How is inflation that fed rates and yields impacted the price of gold?	Question to appear on screen (no voice) How has inflation, fed fund rates and yield impacted the price of gold?

00:00:49:18 - 00:01:26:10
Speaker 1
Usually inflation is positive for gold, but it's not the only condition that is required for gold to perform well. We also need monetary policy that is not overly restrictive and what  that essentially means for gold to do well is we need to see real yields be lower than in previous cycles or not to overpower the returns of bonds, for example.

00:01:26:14 - 00:01:44:08
Speaker 1
So inflation is positive, but monetary policy is also key. If monetary policy is very tight and real interests are high, gold doesn't do well. If monetary policy is expected to be somewhat dovish relative to inflation, than gold outperforms.

00:01:44:19 - 00:01:47:19 Speaker 2 Is it possible for gold to continue to do well in a rising rate environment?	Question to appear on screen (no voice) Is it possible for gold to continue to do well in a rising rate environment?

00:01:48:12 - 00:02:27:17
Speaker 1
I think so,we're seeing that happen today. We've seen a very steep increase in the Fed funds for about a year now,nd gold has done very well. Gold can continue to do well if we continue to see central bank buying, which we think will continue to happen. If we see retail investors participate in the gold market and it continues to happen, and if we're expecting a Fed funds rate to actually fall lower and probably quicker than the Fed is signaling.

00:02:27:18 - 00:02:35:14
Speaker 1
So we are seeing a bit of a credibility problem for the Fed, where the market is and what their thoughts are. And in that environment, gold does well.

00:02:35:20 - 00:02:37:13 Speaker 2 Bart, is gold a good inflation hedge?	Question to appear on screen (no voice) Is gold a good inflation hedge?

00:02:37:20 - 00:03:03:22
Speaker 1
I think over the long run, gold has been a very good inflation hedge. That doesn't necessarily mean that it moves tick for, tick with inflation. And the reason for that is that gold is very much a physical asset that requires real resources to get it out of the ground. That includes labor, that includes energy,. of course, capital and other factors that are required in production.

00:03:04:02 - 00:03:24:04
Speaker 1
As general inflation moves higher, the cost of those factors increases. And almost by definition, the price of gold increases. At the same time, over the long run, in order to secure profitability for firms that get the material out of the ground.

00:03:24:13 - 00:03:26:11 Speaker 2 And finally, what is your outlook of gold going forward?	Question to appear on screen (no voice) What is your outlook for gold going forward?

00:03:26:19 - 00:04:11:11
Speaker 1
We like gold quite a lot. We're looking at a 2100 average for the last three months of 2023. We do think, however, that there are significant risks to the upside. A reason for that is we suspect that despite of the fact that the US Central bank continues to talk a fairly hawkish narrative here, it is quite likely that inflation will come down quite steeply.Perhaps not to the 2% targetbut we expect the central bank to probably switch gears as we get closer to target and probably before we hit target.

00:04:11:15 - 00:04:21:12
Speaker 1
And we continue to see a very robust demand from the official sectors such as Central banks and retail investorson the physical side.

00:04:22:04 - 00:04:51:05
Speaker 2
The Franklin Responsibly Sourced exchange traded fund provides exposure to physically backed gold from accredited refiners that are committed to international standards intended to ensure that gold is mined through verified supply chains. Accredited refiners are required to demonstrate their efforts in environmental management, including the elimination of harmful chemicals and pollutants, and also combating money laundering, terrorist financing and human abuse rights.
Slide of FGLD on screen

00:04:51:12 - 00:05:00:20
Speaker 2
This can be an excellent solution for investors are looking for physically back gold exposure, but also want a sustainable and environmentally tilt to the portfolio.

Video of Bobby Eng Concluding slide with music fading away